Redacted
Fee Schedule has been excluded because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed

SECOND AMENDMENT TO THE
SECOND AMENDED AND RESTATED
FUND ADMINISTRATION AGREEMENT
THIS SECOND AMENDMENT TO THE SECOND AMENDED AND RESTATED ADMINISTRATION AGREEMENT (this “Amendment”) is made and entered into as of November 1, 2023 (the “Effective Date”) by and between the MONETTA TRUST, a Massachusetts business trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).
WHEREAS, the Trust and Fund Services entered into a Second Amended and Restated Fund Administration Agreement dated as of November 1, 2023, as amended (the “Agreement”); and
WHEREAS, the parties desire to amend the Agreement to clarify the fees, and
WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties;
NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
1.As of the Effective Date, Exhibit C of the Agreement shall be superseded and replaced, in its entirety, with Exhibit C attached hereto:
All other terms and conditions contained in the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

U.S. BANCORP FUND SERVICES, LLC
By: /s/ Jason Hadler
Name: Jason Hadler
Title: SVP
Date: 4/17/2024

Monetta Trust
By: /s/ Robert J Bacarella
Name: Robert Bacarella
Title: Vice President
Date: 4/15/24

Exhibit C to the Fund Administration Servicing Agreement

Fund Administration & Portfolio Compliance Services Fee Schedule Effective November 1, 2018
Domestic Equity Funds
Annual Fee Based Upon Average Net Assets per Fund*
4 basis points on the first $____
3 basis points on the next $____
2 basis points on the balance
Minimum Annual Fee: $____ per fund
All Other Funds
Annual Fee Based Upon Average Net Assets per Fund*
10 basis points on the first $____
8 basis points on the next $____
6 basis points on the next $____
4 basis points on the balance
Minimum Annual Fee: $____ per fund

Additional fee of $____ for each additional class, Controlled Foreign Corporation (CFC), and/or sub-advisor

Services Included in Annual Fee per Fund
Advisor Information Source – On-line access to portfolio management and compliance information.
Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.
Core Tax Services – See Additional Services Fee Schedule
15(c) Quartile Graphs

Third Party Administrative Data Charges (descriptive data for each security)
$____ per security per month for fund administrative data

SEC Modernization Requirements
Form N-PORT – $____ per year, per Fund (if requested by Advisor and Fund Services is filing)
Form N-CEN – $____ per year, per Fund

Ongoing Annual Regulatory Administration Services
Add the following for regulatory administration services in support of external legal counsel, including annual registration statement update and drafting of supplements
•$____ per year
Chief Compliance Officer Support Fee
$____ per year per fund complex

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: postage, stationery, programming, special reports, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), proxies, insurance, EDGAR/XBRL filing, record retention, federal and state regulatory filing fees, expenses related to and including travel to and from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing charges, PFIC monitoring and conversion expenses (if necessary).

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. U.S. Bank legal administration (e.g., annual legal administration and subsequent new fund launch), daily performance reporting, daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, electronic Board book portal (BookMark), Master/Feeder Structures and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

*Subject to annual CPI increase – All Urban Consumers – U.S. City Average
Fees are calculated pro rata and billed monthly.

Fund Administration & Portfolio Compliance Services
Additional Services Fee Schedule
Tax Free Transfer In-Kind Cost Basis Tracking* – $____ per sub-account per year
Daily Compliance Services (if required)
Base fee – $____ per fund per year
Setup – $____ per fund group
Section 18 Compliance Testing
$____ set up fee per fund complex
$____ per fund per month
Section 15(c) Reporting (Included in base fee)
    $____ per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
-    Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
-    Performance reporting package: Peer Comparison Report
    Additional 15c reporting is subject to additional charges
    Standard data source – Morningstar; additional charges will apply for other data services
Equity & Fixed Income Attribution Reporting
Fees are dependent upon portfolio makeup, services required, and benchmark requirements.
Core Tax Services (Included in base fee)

M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).
Optional Tax Services
Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $____ per year
Additional Capital Gain Dividend Estimates – (First two included in core services) – $____ per additional estimate
State tax returns - (First two included in core services) – $____ per additional return
Tax Reporting – MLP C-Corporations
Federal Tax Returns
Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $____
Prepare Federal and State extensions (If Applicable) – Included in the return fees
Prepare provision estimates – $____Per estimate

State Tax Returns
Prepare state income tax returns for funds and blocker entities – $____ per state return
−Sign state income tax returns – $____ per state return
−Assist in filing state income tax returns – Included with preparation of returns
State tax notice consultative support and resolution – $____ per fund
Fund Administration & Portfolio Compliance Services
Additional Services Fee Schedule (continued)
BookMark Electronic Board Book Portal
U.S. Bank will establish a central, secure portal for Board materials using a unique client board URL.
Your Fund Administrator will load/maintain all fund board book data for the main fund board meetings and meetings.
Features password-protected, encrypted servers with automatic failover.
Training and ongoing system support.
Accessible from your smart phone or iPad.
Allows multiple users to access materials concurrently.
Searchable archive.
Ability to make personal comments.

Annual Fee per Trust
0 – 10 users – $____
10 – 20 users – $____
20 – 30 users – $____
30 – 40 users – $____
Diligent Boardbooks
    Online portal to access board book documents. Each user will receive both online and offline capability access
    Minimum fee (includes 1 board, 1 committee and 12 users)
    12 users may consist of any combination of Board Members/ Executives and Administrators
    Accessing Entities and Individuals                Installation Fee    Annual Fee
     Affiliate Package                    $____        $____
    Additional Boards                    $____        $____
    Additional Committees/Meeting Groups            $____        $____
    Additional Online & Offline Users (Board Members/Execs)    $____        $____
    Online and Offline Users (Administrative)            $____        $____
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